EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated August 21, 2012, with respect to the financial statements of Advisors Disciplined Trust 541, comprising Build America Bond Limited Maturity Portfolio, Series 2 - An SMC FIM Portfolio contained in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6
(File No. 333-166369) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        /s/ Grant Thornton LLP

Chicago, Illinois
August 21, 2012